UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2023

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ZOMEDICA CORP.
(Exact name of registrant as specified in its charter)

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Alberta, Canada	001-38298	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Phoenix Drive, Suite 125

Ann Arbor, Michigan 48108

(Address of Principal Executive Offices) (Zip Code)

(734) 369-2555

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ZOM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 13, 2023 (the “Effective Date”), the wholly-owned subsidiary of Zomedica Corp., Zomedica Inc. (the “Company”), entered into Distribution Agreement (the “Distribution Agreement”) with Structured Monitoring Products, Inc. (“SMP”) whereby the Company acquired non-exclusive rights to distribute the VetGuardian remote animal vital sign and surveillance monitoring device (the “Product”). The Distribution Agreement was entered into as a result of the Company exercising its right to commercialize the Product pursuant to a Note Purchase Agreement with an effective date of May 16, 2022 between the Company and SMP.

The Company will purchase the Products from SMP for resale and will share service fees with SMP.  The Distribution Agreement is for a term of two years with automatic renewals of twelve months unless either party provides written notice of its intent not to renew.

The Distribution Agreement contains customary representations, warranties and covenants of the parties.  The Distribution Agreement also contains indemnification provisions pursuant to which SMP has agreed to indemnify the Company and its affiliate against certain losses, subject to the limitations set forth therein.

The Distribution Agreement is attached to this report as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Distribution Agreement and the transactions contemplated and effected thereby is not complete and is qualified in its entirety by the contents of the Distribution Agreement.

The Distribution Agreement is included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Zomedica Corp., the Company or SMP or any of their respective businesses, subsidiaries or affiliates. The representations, warranties and covenants contained in the Distribution Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates, and were made solely for the benefit of the parties to the Distribution Agreement. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Zomedica Corp. or the Company.

Item 8.01.  Other Events.

On January 17, 2023, the Company issued a press release announcing the consummation of the Acquisition.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	10.1*	Structured Monitoring Products, Inc. Distribution Agreement dated January 13, 2023 by and between Zomedica Inc. and Structured Monitoring Products, Inc.
	99.1	Press Release dated January 17, 2023
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain exhibits and/or schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a supplemental copy of any omitted exhibit or schedule to the SEC upon its request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOMEDICA CORP.

Date: January 19, 2023	By:	/s/ Ann Marie Cotter
Ann Marie Cotter
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Structured Monitoring Products, Inc. Distribution Agreement dated January 13, 2023 by and between Zomedica Inc. and Structured Monitoring Products, Inc.
99.1	Press Release dated January 17, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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